UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2025, pursuant to the amended and restated bylaws of Evoke Pharma, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Greg Pyszcymuka to serve as a Class I director, effective immediately, with an initial term expiring at the Company’s 2026 annual meeting of stockholders.

In connection with Mr. Pyszcymuka’s appointment, the Compensation Committee of the Board will be composed of Malcolm R. Hill, Pharm.D., Mr. Pyszcymuka and Todd C. Brady, M.D., Ph.D., who will continue to serve as chair of the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board will be Mr. Pyszcymuka, Kenneth J. Widder, M.D., and Dr. Hill, who will continue to serve as chair of the Nominating and Corporate Governance Committee.

Greg Pyszczymuka, age 46, has served as the Chief Commercial Officer of Aytu Biopharma (Nasdaq: AYTU) since January 2022. Mr. Pyszczymuka joined Aytu Biopharma as Executive Vice President, Commercial Operations in March 2021 at the closing of Aytu Biopharma’s merger with Neos Therapeutics (Nasdaq: NEOS). Mr. Pyszczymuka previously served as Vice President, Commercial at Neos from June 2020 until March 2021. Prior to joining Neos, Mr. Pyszczymuka had served in various leadership roles over a more than 20-year career in sales, marketing, commercial operations, distribution, commercial strategy, managed markets and new product planning. Mr. Pyszczymuka joined Neos most recently from Aqua Pharmaceuticals (an Almirall company), and previously was with Iroko Pharmaceuticals, Zogenix, and Endo Pharmaceuticals. He holds a B.S. from Rutgers University and an M.B.A. from Argosy University.

Pursuant to the Company’s non-employee director compensation program, Mr. Pyszcymuka was granted on the date of his appointment options to purchase 5,833 shares of the Company’s common stock, which vests in substantially equal annual installments on each of the first three anniversaries of the date of grant. Mr. Pyszcymuka will receive cash compensation for his service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Mr. Pyszcymuka has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 24, 2013.

Mr. Pyszcymuka was appointed to the Board pursuant the nominating rights granted in the previously disclosed letter agreement, dated September 27, 2024, with Nantahala Capital Management, LLC. Mr. Pyszcymuka is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Mr. Pyszcymuka is an independent director in accordance with the listing requirements of the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	February 24, 2025	By:	/s/ Matthew J. D’Onofrio
Name: Matthew J. D’Onofrio Title: Chief Executive Officer